Exhibit 10.9

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is made as of September 5, 2018 by and among:

1.	Mangrove Bay Ecommerce Holding (Cayman), an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

2.	The Persons listed on Schedule I hereto (the “Founders”);

3.	Zhen Partners Fund IV, L.P. (“Zhen Fund”); and

4.	United Aspect Limited (“Hony Capital”, together with Zhen Fund, the “Purchasers”, and each, a “Purchaser”).

RECITALS

A.    The Company desires to issue and sell to each Purchaser and each Purchaser, severally but not jointly, desires to purchase from the Company certain series Seed preferred shares, par value US$0.00001 each, of the Company (the “Series Seed Preferred Shares”), certain series A-1 preferred shares, par value US$0.00001 each, of the Company (the “Series A-1 Preferred Shares”) and certain series A-2 preferred shares, par value US$0.00001 each, of the Company (the “Series A-2 Preferred Shares”, together with the Series A-1 Preferred Shares, the “Series A Preferred Shares”).

B.    The Purchasers, the Founders and certain other parties have entered into certain Shareholders Agreement on the date of this Agreement as attached hereto in Exhibit A.

C.    The Series Seed Preferred Shares, the Series A-1 Shares and the Series A-2 Preferred Shares shall have such rights as ascribed to it in the Company’s Amended and Restated Memorandum and Articles of Association adopted on the date of this Agreement as attached hereto in Exhibit B.

NOW THE PARTIES HEREBY AGREE AS FOLLOWS:

1.

Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue, allot and sell to Zhen Fund, and Zhen Fund agrees to purchase from the Company a total of (i) 200,000,000 authorized Series Seed Preferred shares at a price of US0.00001 per share, amounting to an aggregate purchase price of US$2,000 (the “Series Seed Purchase Price), (ii) 66,667,000 authorized Series A-1 Preferred shares, at a price of US$0.00001 per share, amounting to an aggregate purchase price of US$666.67 (the “Series A-1 Purchase Price) and (iii) 38,677,000 authorized Series A-2 Preferred shares, at a price of US$0.02074 per share, amounting to an aggregate purchase price of US$802,093 (the “Zhen Fund Series A-2 Purchase Price).

2.

Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue, allot and sell to Hony Capital, and Hony Capital agrees to purchase from the Company, a total of 145,038,000 authorized Series A-2 Preferred shares, at a price of US$0.02074 per share, amounting to an aggregate purchase price of US$3,007,833 (the “Hony Capital Series A-2 Purchase Price”, together with the Series Seed Purchase Price, the Series A-1 Purchase Price and the Zhen Fund Series A-2 Purchase Price, the “Purchase Price”).

3.

The Series Seed Preferred Shares and the Series A Preferred Shares are collectively referred to as the “Purchased Shares”. The purchase and sale of the Purchased Shares shall take place remotely via the exchange of documents and signatures on the even date of the closing of the purchase and sale of the series B preferred shares, par value US$0.00001 each, of the Company pursuant to certain series B preferred share purchase agreement entered into between the Company and certain other parties (the “Closing”).

1

4.

At the Closing, the Company shall deliver to each Purchaser (i) a copy of the Company’s register of members, updated to show such Purchaser as the holder of the applicable Purchased Shares, (ii) a copy of the Company’s register of directors, updated to show the person appointed by the Zhen Fund and the person appointed by Hony Capital as the directors of the Company; and (iii) a share certificate registered in the name of such Purchaser representing the applicable Purchased Shares purchased by such Purchaser hereunder.

5.	Each Purchaser shall pay to the Company its applicable Purchase Price in the following manner:

(i)	Zhen Fund shall pay to the Company the Series Seed Purchase Price and the Series A-1 Purchase Price within five (5) business day after the Closing;

(ii)	Zhen Fund shall pay to the Company the Zhen Fund Series A-2 Purchase Price within five (5) business day after the Closing; and

(iii)

Hony Capital shall pay to the Company the Hony Capital Series A-2 Purchase Price within ten (10) business days after the Ecommerce Company repays to Hongyi Mezzanine (Shenzhen) Investment Management Center (Limited Partnership) (弘毅夹层（深圳）投资管理中心（有限合伙）) (the “Hongyi Domestic Entity”) in full RMB20,000,000 pursuant to certain investment termination agreement in connection with the termination of certain series A-2 investment in the Ecommerce Company, entered into between the Hongyi Domestic Entity, the Zhen Fund, Guangzhou Yatsen Ecommerce Co., Ltd. (广州逸仙电子商务有限公司) and certain other parties.

6.

Each of the Company and the Founders (collectively, the “Warrantors”) severally and jointly represents and warrants to the Purchasers that the statements contained in this Section 6 are correct and complete in all material respects as of the date of this Agreement and as of the Closing.

(i)

Organization, Good Standing, Qualification and Capitalization. The Company is duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands.

(ii)

Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Shares being sold hereunder, and the Ordinary Shares issuable upon conversion of the Purchased Shares (the “Conversion Shares”), has been taken or will be taken prior to the Closing, and this Agreement will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2

Neither the issuance of any Purchased Share nor Conversion Share is subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof.

(iii)

Valid Issuance of Shares. The Purchased Shares that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares under this Agreement have been duly and validly reserved for issuance and will be duly and validly issued, fully paid, and non-assessable.

(iv)

Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on any Warrantor is required in connection with the consummation of the transactions contemplated by this Agreement.

7.	This Agreement shall become effective from the date hereof.

8.

The terms and conditions of this Agreement including its existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.

This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law that would cause the application of the laws of any jurisdiction other than Hong Kong to the rights and duties of the parties hereunder.

10.

The rights and obligations of each Investor shall be several but not joint under this Agreement. For the avoidance of doubt, each Investor’s purchase of the Purchased Shares and the Company’s issuance and sale of the Purchased Shares herein shall be independent transactions.

11.

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined in the Rules) is submitted.

12.

This Agreement may be executed and delivered by facsimile or another electronic form in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered (whether by facsimile or otherwise) shall constitute an original but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

3

IN WITNESS whereof this Agreement has been duly executed by the parties hereto the day and year first above written.

Company:

Mangrove Bay Ecommerce Holding (Cayman)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng
Title:	Director

/s/ Jinfeng Huang
HUANG Jinfeng (黄锦峰)

/s/ Yuwen Chen
CHEN Yuwen (陈宇文)

/s/ Jianhua Lyu
LYU Jianhua (吕建华)

Signature Page to Share Purchase Agreement

(Mangrove Bay Ecommerce Holding (Cayman))

IN WITNESS whereof this Agreement has been duly executed by the parties hereto the day and year first above written.

Purchaser:

Zhen Partners Fund IV, L.P.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Signature Page to Share Purchase Agreement

(Mangrove Bay Ecommerce Holding (Cayman))

IN WITNESS whereof this Agreement has been duly executed by the parties hereto the day and year first above written.

Purchaser:

United Aspect Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Signature Page to Share Purchase Agreement

(Mangrove Bay Ecommerce Holding (Cayman))

Schedule I

List of Founders

Founder	PRC ID Number
HUANG Jinfeng (黄锦峰)	***
LYU Jianhua (吕建华)	***
CHEN Yuwen (陈宇文)	***

Exhibit A

Shareholders Agreement

Exhibit B

Amended and Restated Memorandum and Articles of Association